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Exhibit 10.1.1

Award Agreement
under the
Advanstar Holdings Corp.
2000 Management Incentive Plan

Date of Grant:	January , 2001
Name of Optionee:
Number of Shares Super Performance Vesting:	Shares
Exercise Price:	$ . /Share
Expiration Date:	January , 2011

        Advanstar Holdings Corp. (formerly known as Jetman Acquisition Corp), a Delaware corporation (the "Company"), hereby grants to the above-named optionee (the "Optionee") a super performance vesting option (the "Super Performance Vesting Option", the "Options") to purchase from the Company, for the price per share set forth above, the number of shares of common stock, par value $0.01 per share (the "Shares"), of the Company set forth above pursuant to the Advanstar Holdings Corp. 2000 Management Incentive Plan (the "Plan"). The Options are not intended to be treated as incentive stock options under the Code.

        Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

          1.     Exercise Price. The price (the "Exercise Price") at which each Share subject to the Options may be purchased shall be the price set forth above.

          2.     Number of Shares; Exercise. The number of Shares for which the Option may be exercised is set forth above. To the extent that an Option has become vested in accordance with Section 3 below, such Option may be exercised at any time until the expiration date (the "Expiration Date") set forth above, subject to the terms of the Plan and Section 4 below.

          3.     Vesting.

            (a)   To the extent not previously vested in accordance with Section 3(c), the Option shall become fully vested and exercisable on the ninth anniversary of the date of grant set forth above (the "Date of Grant"); provided that the Optionee is then, and at all times since the Date of Grant has been, in the employment of (or, in the case of a non-employee director of the Company or any Subsidiary or Affiliate thereof or a consultant to the Company or any Subsidiary or Affiliate thereof, in the service of) the Company or a Subsidiary or Affiliate thereof.

            (b)   Notwithstanding anything to the contrary in this Agreement, the Options and any Shares acquired from any exercise of the Options shall be subject to the resale restriction and Company repurchase right set forth in Section 6 below.

            (c)   Upon the occurrence of a Liquidity Event, the Super Performance Vesting Option shall vest in its entirety and become immediately exercisable. A "Liquidity Event" means any event in connection with which the DLJ Funds realize cash in respect of their investment of shares of capital stock of the Company, including without limitation a sale, partial sale, liquidation, partial liquidation or dividend; provided that (i) if such realization occurs on or prior to the third anniversary of the Effective Time, as defined in the Merger Agreement (the "Effective Time"), such amount of cash, added to all cash previously received by the DLJ Funds in connection with their aggregate capital investment, (the "DLJ Capital Investment"), equals or exceeds on a cumulative basis 200% of the DLJ Capital Investment; (ii) if such realization occurs after the third anniversary of the Effective Time but prior to the fourth anniversary of the Effective Time, such amount of cash, added to all cash previously received by the DLJ Funds in connection with their investment, equals or exceeds 300% of the DLJ Capital Investment; and (iii) if such realization occurs on or after the fourth anniversary of the Effective Time, such amount of cash equals or exceeds 400% of the DLJ Capital Investment.

          4.     Manner of Exercise; Effect of Termination.

            (a)   The Optionee (and, to the extent applicable, any heirs or legal representatives thereof) may exercise any portion of the Options which have become exercisable in accordance with the terms hereof as to all or any of the Shares then available for purchase by delivering to the Company written notice specifying:

                (i)  the number of whole Shares to be purchased together with payment in full of the aggregate Exercise Price of such Shares; provided that the Options may not be exercised for less than 100 Shares or the number of Shares remaining subject to the Options, whichever is smaller;

               (ii)  the address to which dividends, notices, reports, etc. are to be sent; and

              (iii)  the Optionee's social security number.

          Payment shall be (1) in cash, by certified or bank cashier's check payable to the order of the Company, free from all collection charges, (2) in unencumbered Shares (provided that such shares shall have been held by the Optionee for at least six months unless the Compensation Committee determines in its sole discretion that such six-month holding period is not necessary to comply with any accounting, legal or regulatory requirement) having a Fair Market Value equal to the full amount of the Exercise Price therefor, (3) if Shares are then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system) delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or check sufficient to pay the exercise price, or (4) in such other form as may be permitted by the Compensation Committee. As the sole discretion of the Compensation Committee, the Optionee may satisfy any tax withholding obligations by having the Company withhold Shares which would otherwise be issued to the Optionee upon the exercise of the Option having a Fair Market Value equal to the full amount of the tax with respect to such Shares, where such tax is calculated using the applicable federal statutory rate. Only one stock certificate will be issued unless the Optionee otherwise requests in writing. Shares purchased upon exercise of the Option will be issued in the name of the Optionee or the Optionee's Permitted Transferee. The Optionee shall not be entitled to any rights as a stockholder of the Company in respect of any Shares covered by the Options until such Shares shall have been paid for in full and issued to the Optionee.

            (b)   If the Optionee ceases to be employed by, or in the service of, the Company or any of its Subsidiaries, other than by reason of death or disability, voluntary resignation or termination for Cause, no further installments of the Options shall vest and the Options shall expire and may no longer be exercised (to the extent exercisable on the last day of employment or service) after the passage of three months from the Optionee's last day of employment or service, as the case may be, but in no case later than the scheduled expiration date. If the Optionee ceases to be employed by, or in the service of, the Company or any of its Subsidiaries, by reason of death or disability, no further installments of the Options shall vest and the Options shall expire and may no longer be exercised (to the extent exercisable on the last day of employment or service), by the Optionee's estate, legal representatives or Persons to whom the Options are transferred pursuant to Section 5, after the passage of 365 days from the Optionee's last day of employment or service, as the case may be. If the Optionee ceases to be employed by, or in the service of, the Company or any of its Subsidiaries, by reason Optionee's voluntary resignation, no further installments of the Options shall vest and the Options shall expire and may no longer be exercised (to the extent exercisable on the last day of employment or service) after the passage of 30 days from the Optionee's last day of employment or service, as the case may be, but in no case later than the scheduled expiration date. If the employment or service of the Optionee is terminated for Cause, the Options shall expire and may no longer be exercised upon the Optionee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

          5.     Non-Transferability of Options. The Options are personal to the Optionee and may be exercised only by the Optionee (and, to the extent applicable, any heirs or legal representatives thereof). Except as provided in Section 6, the Options shall not be transferable other than by will or the laws of descent and distribution.

          6.     Right of Repurchase.

            (a)   If the Optionee's employment with the Company or a Subsidiary thereof is terminated (x) by the Company or a Subsidiary thereof without Cause or (y) by the Optionee for Good Reason, then the Option, to the extent vested as of the date of such termination, and all Shares previously acquired upon exercise of the Option shall be subject to a right of repurchase by the Company or its appointed designee from the Optionee or his or her Permitted Transferee (the "Call Right") at a price equal to the Fair Market Value of the Option or the Shares, as the case may be, as of the date of termination.

            (b)   If the Optionee's employment with the Company or a Subsidiary thereof is terminated by the Company or a Subsidiary thereof for Cause, then the Option shall be terminated in its entirety. All Shares previously acquired upon exercise of the Option shall be subject to the Call Right at a price equal to the lower of the Exercise Price or the Fair Market Value of such Shares as of the date of termination.

            (c)   If the Optionee's employment with the Company or a Subsidiary thereof shall terminate due to death, disability or Qualified Retirement (as defined below), then the Option, to the extent vested as of the date of such termination, and all Shares previously acquired upon exercise of the Option shall be subject to the Call Right at a price equal to the Fair Market Value of the Option or the Shares, as the case may be, as of the date of repurchase. In addition, the Optionee shall have the right to sell the Option and all Shares previously acquired upon exercise of the Option to the Company (the "Put Right") at a price equal to the Fair Market Value of the Option or the Shares, as the case may be, as of the date of termination. "Qualified Retirement" means retirement at age 62 (except in the case of Robert Krakoff or James Alic) or with board approval.

            (d)   If the Optionee's employment with the Company or a Subsidiary thereof is terminated by the Optionee without Good Reason, then the Option, to the extent vested as of the date of such termination, and all Shares previously acquired upon exercise of the Option, shall be subject to the Call Right at a price equal to the Adjusted Fair Market Value (as defined below).

    "Adjusted Fair Market Value" means the Fair Market Value of a Share, (assuming no discount for minority interest but reflecting an Initial Public Offering Discount) reduced by (A) the amount by which (1) such Fair Market Value exceeds (2) the Exercise Price paid for such

    Shares multiplied by (B)(1) 20% if the Optionee's termination of employment occurs prior to the first anniversary of the Effective Time, (2) 15% if the Optionee's termination of employment occurs between the first and second anniversary of the Effective Time, (3) 10% if the Optionee's termination of Employment occurs between the second and third anniversary of the Effective Time, (4) 5% if the Optionee's termination of Employment occurs after the third anniversary but prior to the fourth anniversary of the Effective Time and (5) 0% if the Optionee's termination of Employment occurs on or after the fourth anniversary of the Effective Time. In determining the Adjusted Fair Market Value of an Option, the Adjusted Fair Market Value shall be further reduced by the amount of the per-share exercise price.

            (e)   Any proceeds paid to the Optionee or his or her Permitted Transferee pursuant to this Section 6, shall be paid in the form of cash or a certified check; provided that if the terms of any agreement to which the Company is a party, or any of the indentures governing any debt securities issued by the Company or any of its Subsidiaries, would prohibit the Company from effecting such payment, payment may be effected through a security of a form permissible under such agreement or indentures; and provided further that in any event such security shall become due at such time as the prohibitions described above shall lapse.

          7.     Restriction on Sale of Shares and Put/Call Rights.

            (a)   Except as provided in Section 6, no Share acquired from the exercise of the Option may be transferred by the Optionee or his Permitted Transferee except as permitted or required under the Shareholders' Agreement.

            (b)   Upon the occurrence of an Initial Public Offering (as defined in the Shareholders' Agreement), the Company's Call Right hereunder shall lapse, unless a Purchase Notice has been delivered to the Optionee (or his Permitted Transferee, or, to the extent applicable, any heirs or legal representatives of the Optionee) prior to the date of the Initial Public Offering in accordance with Section 7(d); provided that the Company's Call Right for vested Options and Shares shall survive until the second anniversary of the consummation of the Initial Public Offering if the Optionee was terminated for Cause by the Company or if the Optionee terminated his employment without Good Reason.

            (c)   Upon the occurrence of an Initial Public Offering (as defined in the Shareholders' Agreement), the Optionee's Put Right hereunder shall lapse, unless a Sale Notice has been delivered to the Company prior to the date of the Initial Public Offering in accordance with Section 7(e); provided that if the Optionee's termination was due to death, disability or Qualified Retirement, the Optionee's Put Right shall survive to the extent the applicable Shares remain subject to transfer restrictions

            (d)   The Company may elect to purchase all or any portion of the Options or the Shares to be purchased pursuant to a Call Right under Section 6 by delivering written notice (the "Purchase Notice") to the holder of the Options or the Shares, as the case may be, within 90 days after the occurrence of the applicable event of termination. The Purchase Notice shall set forth:

                (i)  the amount of Options or Shares to be acquired from the holder;

               (ii)  the consideration to be paid for such Options or Shares; and

              (iii)  the time and place for the closing of the transaction, which date shall not be more than 30 days nor less than 5 days after the delivery of such notice.

      At such closing, the holder shall deliver all certificates (if any exist) evidencing the Options or Shares, as the case may be, to be purchased by the Company.

      The Company shall be entitled to receive customary representations and warranties from any sellers regarding good title and absence of liens or encumbrances in connection with any purchase of any Options or Shares pursuant to Section 6.

            (e)   The Optionee or his Permitted Transferee (or to the extent applicable, any heirs or legal representative of the Optionee) may elect to sell all or any portion of the Options or the Shares to be sold pursuant to a Put Right under Section 6 by delivering written notice (the "Sale Notice") to the Company within 90 days after the occurrence of the applicable event of termination. The Sale Notice shall set forth:

                (i)  the amount of Options or Shares to be sold to the Company;

               (ii)  the price to be paid by the Company for such Options or Shares; and

              (iii)  the time and place for the closing of the transaction, which date shall not be more than 30 days nor less than 5 days after the delivery of such notice.

      At such closing, the Optionee shall deliver all certificates (if any exist) evidencing the Options or Shares, as the case may be, to be sold to the Company.

      The Company shall be entitled to receive customary representations and warranties from any sellers regarding good title and absence of liens or encumbrances in connection with any sale of any Options or Shares pursuant to Section 6.

            (f)    The Company, by action of the Compensation Committee or the Board, will have the right to assign all or any portion of its rights under Section 6 to any Person.

            (g)   Notwithstanding anything to the contrary contained in this Agreement, all purchases of Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law or the debt and equity financing agreements of the Company or any Subsidiary or Affiliate thereof or imposed by applicable law. If any such restrictions prohibit the purchase of Shares which are otherwise permitted or required hereunder, the time periods provided in Section 6 shall be suspended, and the Company may make such purchases as soon as it is permitted to do so under such restrictions.

          8.     Confidential Information; Noncompetition.

            (a)   Confidentiality. The Optionee acknowledges that the Confidential Information (as defined below) relating to the business of the Company or any of its Subsidiaries which the Optionee has obtained or will obtain during the course of his or her employment or service with the Company are the property of the Company or such its Subsidiary, as the case may be. The Optionee agrees that he or she will not disclose or use at any time, during his or her employment or service with the Company or any of its Subsidiaries, any Confidential Information, other than in the ordinary course of business, to promote the interests of the Company or its Subsidiary and pursuant to the policy of the Company or its Subsidiary, without the written consent of the Company or its Subsidiary, as the case may be. The Optionee further agrees that he or she will not disclose or use at any time, after his or her employment or service with the Company, any Confidential Information. "Confidential Information" shall mean trade secrets, confidential or proprietary information and all other knowledge, know-how, information, documents or material owned, developed or possessed by the Company or any of its Subsidiaries, whether in tangible or intangible form, pertaining to the business of the Company or any of its Subsidiaries or any customer, known or intended to be known only to employees of the Company or any of its Subsidiaries or other persons in a confidential relationship with the Company or any of its Subsidiaries or the confidentiality of which the Company or its Subsidiary, as the case may be, takes reasonable measures to protect, including, but not limited to, operating procedures, knowledge of the organization, publications and events (including advertising and exhibitor prices, costs, sales or content), processes, contracts, financial information or measures, business methods, future business plans, customers (including identities of customers and prospective customers, identities of individual contacts at business entities which are customers or prospective customers, preferences, business or habits), business relationships, and other information owned, developed or possessed by the Company or any of its Subsidiaries; provided, however, that Confidential Information shall not include information that shall become generally known to the public without violation of this Section 8.

            (b)   Non-Competition. The Optionee acknowledges that his or her services are of a special, unique and extraordinary value to the Company and its Subsidiaries and that he or she has access to the Company's and its Subsidiaries' trade secrets, Confidential Information and strategic plans of the most valuable nature. Accordingly, the Optionee agrees that upon termination of the Optionee's employment or service with the Company for any reason other than the Company's termination of such business relationship without Cause, for the period of one (1) year following the date of such termination, the Optionee shall not directly or indirectly own, manage, control, participate in, consult with, render services for, be employed in a capacity that relates to the specific duties and responsibilities over which the Optionee exercised direct control or which the Optionee supervised directly during the Optionee's employment or service with the Company or any of its Subsidiaries, or in any manner engage in, any business that competes with the businesses of the Company or any of its Subsidiaries. For the purposes of this Section 8, a business is deemed to compete with the businesses of the Company or any of its Subsidiaries if such business engages in any of the following: (i) the organization of trade exhibitions or conferences (regardless of the subject matter of any such trade exhibition or conference), (ii) the publication (including electronic publication) of trade journals and other magazines aimed at any particular industry or profession, or (iii) the development or operation of business-to-business portal websites. Notwithstanding the two immediately preceding sentences, (1) nothing herein shall prohibit the Optionee, if he or she was employed by, or providing services for, the Company or any of its Subsidiaries (within 12 months preceding the date of termination) primarily within one Geographic Region (as defined below), from becoming employed by, or providing services for, any third party primarily within another Geographic Region and (2) nothing herein shall prohibit the Optionee, if he or she was primarily employed by, or providing services for, the Company or any of its Subsidiaries (within 12 months preceding the date of termination) with respect to trade publications, trade exhibitions, conferences or websites serving particular industries or markets (as defined by the publication subscribers and advertisers, trade exhibition attendees and exhibitors, conference registrants and content, website users, advertisers and other participants), from becoming employed by, or providing services for, any third party primarily with respect to trade publications, trade exhibitions, conferences or websites serving other industries or markets. As used herein "Geographic Region" means any of the (i) United States, Canada and Mexico, (ii) South America, (iii) Europe, (iv) China and South East Asia, including Indonesia, Malaysia, Taiwan, Japan and the Pacific Islands, (v) Australia and (vi) the rest of the world. In the event of termination of the Optionee's employment or service with the Company for any reason whatsoever, the Optionee agrees to refrain from soliciting, interfering with or endeavoring to entice away any employee of the Company or any of its Subsidiaries for a period of one (1) year following the date of such termination. Nothing herein shall prohibit the Optionee from being a passive owner of not more than 2% of the outstanding stock of any class or a corporation which is publicly traded, so long as the Optionee has no active participation in the management or business of such corporation.

          9.     Employment Rights. The grant of an Option shall not be construed as giving an Optionee the right to be retained in the employment or service of the Company or any Subsidiary or

  Affiliate thereof. Further, the Company or any Subsidiary or Affiliate thereof may at any time terminate the employment or service of an Optionee, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, in this Agreement applicable to such Optionee or in an employment agreement covering such Optionee.

          10.   Terms of Plan; Interpretation. The Options and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Compensation Committee and/or the Board shall be binding and conclusive upon the Optionee and his legal representatives on any question arising hereunder. The Optionee acknowledges that he has received and reviewed a copy of the Plan.

          11.   Delegation. Optionee acknowledges that any powers, rights or responsibilities of the Board and/or the Compensation Committee set forth herein may be delegated to and exercised by any subcommittee thereof as permitted under the Plan.

          12.   Notices. All notices, requests ad other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

    If to the Optionee, to the address specified by the Optionee on the signature page of this Agreement;
    If to the Company, to:

    Advanstar Holdings Corp.
    c/o Advanstar, Inc.
    545 Boylston Street
    9th Floor
    Boston, Massachusetts 02116
    Attention: Chief Executive Officer
    Fax: (617) 267-6900
    Telephone: (617) 267-6500

    with a copy to:

    Testa, Hurwitz & Thibeault, LLP
    125 High Street
    Boston, MA 02110
    Fax: (617) 248-7100
    Telephone: (617) 248-7000
    Attention: F. George Davitt, Esq.

    if to the DLJ Funds to:

    DLJ Merchant Banking Partners
    277 Park Avenue
    New York, New York 10012
    Attention: David Wittels
    Fax: (212) 892-7272

    with a copy to:

    Davis Polk & Wardwell
    450 Lexington Avenue
    New York New York 10017
    Attention: Nancy L. Sanborn, Esq.
    Fax: (212) 450-4800

          13.   Entire Agreement. This Agreement, together with the Plan, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, the Shareholders' Agreement and the Plan supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof, other than an employment agreement between the Company or a Subsidiary or Affiliate thereof and the Optionee.

          14.   Governing Law. Except as required to be governed by Delaware law, the provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of the conflict of laws principles thereof.

          15.   Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

ADVANSTAR HOLDINGS CORP.
By:

Name:
Title:
OPTIONEE:

Name:
Address:

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Award Agreement under the Advanstar Holdings Corp. 2000 Management Incentive Plan